EXHIBIT 10.3

VIKING SYSTEMS, INC.
AMENDMENT #2 TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is effective as of November 2, 2008, to amend that certain Employment Agreement (the “Agreement”) dated as of January 4, 2008, by and between William C. Bopp, an individual and a resident of the State of Nevada (the “Executive”) and Viking Systems, Inc., a Delaware corporation with a principal place of business at 134 Flanders Road, Westborough, MA 01581, (the “Company”).

RECITALS

WHEREAS the Company and the Executive entered into the Agreement.

WHEREAS the Company and the Executive wish to amend the Agreement to reduce the annual salary of the Executive.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and the Executive hereby agree as follows:

I.           Amendment

The annual base salary amount in section 3.1 of the Agreement is hereby reduced from $39,000 to $1.

II.           Other Provisions

A.           Conflict.  In the event of a conflict between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail and the provisions of the Agreement shall be deemed modified by this Amendment as necessary to resolve such conflict.

B.           Effect of Amendment.  Except as expressly amended by this Amendment, the terms and provisions of the Agreement shall continue in full force and effect.

C.           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

Executive:	Viking Systems, Inc.:

/s/ William C. Bopp	/s/ Robert Mathews
William C. Bopp	By: Robert Mathews,
November 17, 2008	Executive Vice President and
Chief Financial Officer
November 17, 2008